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                                                                    Exhibit 99.3

            (LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION)


Board of Directors
ACE Limited
The ACE Building
30 Woodbourne Avenue
Hamilton, HM OB, Bermuda

Members of the Board:

          We hereby consent to the inclusion of our presentation to the Board of Directors of ACE Limited ("ACE"), dated October 13, 1999, as an exhibit to the
Schedule 13E-3 of ACE of which the Proxy Statement/Prospectus of ACE and Capital Re Corporation ("Capital Re") relating to the proposed merger involving ACE and Capital Re forms a part. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                 By: /s/ Credit Suisse First Boston Corporation
                                     ------------------------------------------
                                     CREDIT SUISSE FIRST BOSTON CORPORATION



New York, New York
November 12, 1999